UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2014

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street,
Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “the Company” and “our” refer to Hospitality Properties Trust.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2014, the Company filed Articles Supplementary to its Amended and Restated Declaration of Trust reclassifying the Company’s 1,500,000 authorized but unissued Junior Participating Preferred Shares, par value $0.01 per share, as preferred shares of beneficial interest, without par value, of the Company without further classification or designation, and with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of undesignated preferred shares as set forth in the Company’s Amended and Restated Declaration of Trust. The Articles Supplementary were effective upon filing.  The foregoing description is subject to and qualified in its entirety by reference to the Articles Supplementary, a copy of which is attached hereto as Exhibit 3.1, and which is incorporated herein by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on June 10, 2014. The voting results of that meeting are noted below.

The Company’s shareholders elected Mr. John L. Harrington as the Independent Trustee in Group I of the Board of Trustees for a three year term of office until the Company’s 2017 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Harrington received the following votes:

For	Against	Withhold	Broker Non-Votes
60,393,873	46,225,229	2,285,879	25,620,738

The Company’s shareholders elected Mr. Barry M. Portnoy as the Managing Trustee in Group I of the Board of Trustees for a three year term of office until the Company’s 2017 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Portnoy received the following votes:

For	Against	Withhold	Broker Non-Votes
55,484,103	50,856,040	2,564,838	25,620,738

The Company’s shareholders approved an amendment to the Company’s Declaration of Trust to permit the annual election of Trustees.  The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
107,515,960	943,433	445,588	25,620,738

The Company’s shareholders approved a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2014 annual meeting of shareholders.  The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
102,737,971	5,598,841	568,169	25,620,738

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
132,833,145	1,134,483	558,091	N/A

The Company’s shareholders endorsed a nonbinding shareholder proposal made by UNITE HERE. The proposal requested that the Company’s Board of Trustees take all steps necessary to cause the Company to opt out of Maryland’s Unsolicited Takeover Act (Title 3, subtitle 8 of the Maryland General Corporation Law), and to require approval by a majority of the Company’s shareholders casting votes before opting back into the Unsolicited Takeover Act. The proposal by UNITE HERE received the following votes:

For	Against	Abstain	Broker Non-Votes
98,450,636	2,991,377	7,396,355	25,687,351

The results reported above are final voting results.

Item 8.01         Other Events.

Amendment to Declaration of Trust

As previously disclosed in the Company’s Current Report on Form 8-K dated April 10, 2014, our Board of Trustees approved an amendment to our Declaration of Trust to permit the annual election of all Trustees, subject to shareholder approval.  As reported under Item 5.07, above, on June 10, 2014, the Company’s shareholders approved this amendment.  In accordance with Maryland law, the Company filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland on June 10, 2014, upon which the amendment became effective. The foregoing description of the amendment is not complete and is subject to and qualified in its entirety by reference to the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.2, and which is incorporated herein by reference.

Trustee Compensation

On June 10, 2014, the Company updated its Trustee compensation arrangements.  A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On June 10, 2014, the Company granted each of the Company’s Trustees 2,500 common shares of beneficial interest, par value $0.01 per share, of the Company, or the Common Shares, valued at $29.28, the closing price of the Common Shares on the New York Stock Exchange on that day, consistent with the Trustee compensation arrangements.

Trustee Share Ownership Guidelines

On June 10, 2014, our Board of Trustees approved changes to the Company’s Governance Guidelines to provide for minimum share ownership by Trustees.  Pursuant to the revised Governance Guidelines, within five years of the later of (a) June 10, 2014 and (b) the annual meeting of shareholders at which the Trustee was first elected to the Board of Trustees, or if earlier, the first annual meeting of shareholders after the Trustee was initially appointed to the Board of Trustees, a Trustee is expected to accumulate and to continue to own at least 20,000 Common Shares, which is equivalent to owning approximately $585,000 worth of Common Shares (based on the June 10, 2014 closing price of $29.28 per share).  This change is intended to further align the interests of Trustees with the Company’s shareholders.

Item 9.01         Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                               Articles Supplementary, dated June 10, 2014

3.2                               Articles of Amendment to the Declaration of Trust of Hospitality Properties Trust, dated June 10, 2014

10.1                        Summary of Trustee Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Date:  June 12, 2014